Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$263,374
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,318,406
Dividend Income	84,101
Interest Income	178,801
Total Income (Loss)	$2,844,682

Expenses
General Partner Management Fees	$30,915
Professional Fees	13,109
Brokerage Commissions	494
Directors' Fees and insurance	1,678
License fees	772
Total Expenses	$46,968
Net Income (Loss)	$2,797,714

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/24	$62,073,570
Net Income (Loss)	2,797,714

Net Asset Value End of Month	$64,871,284
Net Asset Value Per Share (1,600,000 Shares)	$40.54

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596